                                                                      EXHIBIT 12

[BALLARD SPAHR ANDREWS & INGERSOLL LLP LETTERHEAD]


                                 June 12, 2000



AIM Investment Funds                        AIM International Funds, Inc.
11 Greenway Plaza                           11 Greenway Plaza
Suite 100                                   Suite 100
Houston, TX   77046-1173                    Houston, TX   77046-1173


           RE: FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION
               OF AIM GLOBAL GROWTH & INCOME FUND
               -----------------------------------------------------

Ladies and Gentlemen:

         You have requested our opinion regarding certain United States federal income tax consequences in connection with the transfer of the property, assets, and goodwill of AIM Global Growth & Income Fund ("Global Growth & Income Fund"), an investment portfolio of AIM Investment Funds ("AIM Investment"), a Delaware business trust, to AIM Global Growth Fund ("Global Growth Fund") an investment portfolio of AIM International Funds, Inc. ("AIM International"), a Maryland corporation, in exchange solely for shares of beneficial interest of Global Growth Fund ("Global Growth Fund Shares"), issued by AIM International directly to Global Growth & Income Fund Shareholders and Global Growth Fund's assumption of Global Growth & Income Fund's liabilities, and the termination of Global Growth & Income Fund as a designated series of shares of AIM Investment, all pursuant to the Agreement and Plan of Reorganization dated as of March 22, 2000 between AIM Investment, AIM International, and A I M Advisors, Inc., a Delaware corporation (the "Agreement") (the transaction in its entirety being hereinafter referred to as the "Reorganization"). Capitalized terms used in this letter without definition shall have the meanings given them in the Agreement.

         For purposes of this opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants, statements and representations contained in originals or copies of the Agreement, the exhibits attached thereto, the Registration Statement on Form N-14 filed by AIM International on March 22, 2000 with the Securities and Exchange

AIM Investment Funds
AIM International Funds, Inc.
June 12, 2000
Page 2


Commission, and such other documents and instruments as we have deemed necessary or appropriate. In our examination of the foregoing materials, we have assumed the genuineness of all signatures, legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies. We have assumed that such documents reflect all the material facts relating to the Reorganization. In addition, we have assumed that the Reorganization will be consummated in accordance with the terms of such documents and that none of the material terms and conditions contained therein will have been waived or modified prior to the consummation of the Reorganization.

         In rendering this opinion, we are relying upon the representations and warranties made by AIM Investment and AIM International in the Agreement as well as on letters of representation of even date that we have received from the officers of AIM Investment and AIM International, copies of which are attached as Exhibits A and B hereto. We have not been asked to, nor have we undertaken to, verify the accuracy of these and other representations made to us. In this regard, we have assumed that any representation made "to the best of knowledge", "to the knowledge" or similarly qualified is correct without such qualification. As to all matters in which a person making a representation has represented that such person either is not a party to, does not have, or is not aware of, any plan or intention, understanding or agreement, we have likewise assumed that there is in fact no such plan, intention, understanding, or agreement.

         Based upon and subject to the foregoing, it is our opinion that, for federal income tax purposes:

         1. The completion of the Reorganization, as set forth and provided in the Agreement, will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that Global Growth & Income Fund and Global Growth Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code;

         2. In accordance with Sections 361(a), 361(c)(1) and 357(a) of the Code, no gain or loss will be recognized by Global Growth & Income Fund upon the transfer of its assets to Global Growth Fund solely in exchange for the issuance of Global Growth Fund Shares in the Reorganization and Global Growth Fund's assumption of Global Growth & Income Fund's liabilities, or on the distribution of such Global Growth Fund Shares to Global Growth & Income Fund Shareholders.

         3. In accordance with Section 1032 of the Code, no gain or loss will be recognized by Global Growth Fund upon the receipt of the assets of Global Growth & Income

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AIM Investment Funds
AIM International Funds, Inc.
June 12, 2000
Page 3


Fund in exchange for Global Growth Fund Shares issued directly to Global Growth & Income Fund Shareholders in the Reorganization.

         4. In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by any Global Growth & Income Fund Shareholder to the extent such Shareholder receives Global Growth Fund Shares in exchange for Global Growth & Income Fund Shares.

         5. In accordance with Section 362(b) of the Code, the basis to Global Growth Fund of the assets of Global Growth & Income Fund acquired in connection with the Reorganization will be the same as the basis of such assets in the hands of Global Growth & Income Fund immediately prior to the Effective Time.

         6. In accordance with Section 358(a) of the Code, the basis of Global Growth Fund Shares received by a Global Growth & Income Fund Shareholder in connection with the Reorganization will, in the aggregate, be the same as the basis, in the aggregate, of Global Growth & Income Fund Shares surrendered by such Shareholder in exchange therefor.

         7. In accordance with Section 1223(2) of the Code, the holding period of the assets received by Global Growth Fund in the Reorganization will be determined by including the period for which such assets were held by Global Growth & Income Fund.

         8. In accordance with Section 1223(1) of the Code, the holding period of Global Growth Fund Shares received by a Global Growth & Income Fund Shareholder in the Reorganization will be determined by including such Shareholder's holding period for Global Growth & Income Fund Shares exchanged therefor, provided that such Global Growth & Income Fund Shares were held by such Shareholder as capital assets.

         We express no opinion as to the tax consequences of the Reorganization except as expressly set forth above, or as to any transaction except the Reorganization. We also note that certain Global Growth & Income Fund Shareholders may be subject to special rules because of their particular federal income tax status and that the tax consequences of the Reorganization to such Shareholders may accordingly differ from the ones of general application that are described above. This opinion is intended to satisfy the mutual condition precedent to the Reorganization set forth in Section 6.2(f) of the Agreement, is being furnished to you solely for that purpose, and may not be relied upon by any other person without our express written consent.

         Our opinion is based upon the Code, Treasury regulations (proposed, temporary and final) promulgated thereunder, judicial decisions, interpretative rulings of the Internal Revenue Service and such other authorities as we have considered relevant, all as in effect on the date hereof. All such legal authorities are subject to change, either prospectively or retroactively.

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AIM Investment Funds
AIM International Funds, Inc.
June 12, 2000
Page 4


We are not undertaking hereby any obligation to advise you of any changes in the applicable law subsequent to the date hereof, even if such changes materially affect the tax consequences of the Reorganization that are set forth above.

         If any of the facts, assumptions or representations on which our opinion is based are incorrect, we expect you to advise us so that we may consider the effect, if any, on our opinion.

         Our opinion has no binding effect on the Internal Revenue Service or the courts of any jurisdiction. No assurance can accordingly be given that, if the matter were contested, a court would agree with the legal conclusions set forth above.

                                      Sincerely,



                                      /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP

[BALLARD SPAHR ANDREWS & INGERSOLL LLP LETTERHEAD]


                                 June 12, 2000



AIM Investment Funds                        AIM International Funds, Inc.
11 Greenway Plaza                           11 Greenway Plaza
Suite 100                                   Suite 100
Houston, TX   77046-1173                    Houston, TX   77046-1173


              RE:      FEDERAL INCOME TAX CONSEQUENCES OF THE
                       REORGANIZATION OF AIM GLOBAL GOVERNMENT INCOME
                       ----------------------------------------------

Ladies and Gentlemen:

         You have requested our opinion regarding certain United States federal income tax consequences in connection with the transfer of the property, assets, and goodwill of AIM Global Government Income Fund ("Global Government Income Fund"), an investment portfolio of AIM Investment Funds ("AIM Investment"), a Delaware business trust, to AIM Global Income Fund ("Global Income Fund"), an investment portfolio of AIM International Funds, Inc. ("AIM International"), a Maryland corporation, in exchange solely for shares of beneficial interest of Global Income Fund ("Global Income Fund Shares") issued by AIM International directly to Global Government Income Fund Shareholders, and Global Income Fund's assumption of Global Government Income Fund's liabilities, and the termination of Global Government Income Fund as a designated series of shares of AIM Investment, all pursuant to the Agreement and Plan of Reorganization dated as of March 22, 2000 between AIM Investment, AIM International and A I M Advisors, Inc., a Delaware corporation (the "Agreement") (the transaction in its entirety being hereinafter referred to as the "Reorganization"). Capitalized terms used in this letter without definition shall have the meanings given them in the Agreement.

         For purposes of this opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants, statements and representations contained in originals or copies of the Agreement, the exhibits attached thereto, the Registration Statement on Form N-14 filed by AIM International on March 22, 2000 with the Securities and Exchange Commission, and such other documents and instruments as we have deemed necessary or

AIM Investment Funds
AIM International Funds, Inc.
June 12, 2000
Page 2


appropriate. In our examination of the foregoing materials, we have assumed the genuineness of all signatures, legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies. We have assumed that such documents reflect all the material facts relating to the Reorganization. In addition, we have assumed that the Reorganization will be consummated in accordance with the terms of such documents and that none of the material terms and conditions contained therein will have been waived or modified prior to the consummation of the Reorganization.

         In rendering this opinion, we are relying upon the representations and warranties made by AIM Investment and AIM International in the Agreement as well as on letters of representation of even date that we have received from the officers of AIM Investment and AIM International, copies of which are attached as Exhibits A and B hereto. We have not been asked to, nor have we undertaken to, verify the accuracy of these and other representations made to us. In this regard, we have assumed that any representation made to the best of knowledge, "to the knowledge" or similarly qualified is correct without such qualification. As to all matters in which a person making a representation has represented that such person either is not a party to, does not have, or is not aware of, any plan or intention, understanding or agreement, we have likewise assumed that there is in fact no such plan, intention, understanding, or agreement.

         Based upon and subject to the foregoing, it is our opinion that, for federal income tax purposes:

         1. The completion of the Reorganization, as set forth and provided in the Agreement, will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that Global Government Income Fund and Global Income Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code;

         2. In accordance with Sections 361(a), 361(c)(1) and 357(a) of the Code, no gain or loss will be recognized by Global Government Income Fund upon the transfer of its assets to Global Income Fund solely in exchange for the issuance of Global Income Fund Shares in the Reorganization and Global Income Fund's assumption of Global Government Income Fund's liabilities, or on the distribution of such Global Income Fund Shares to Global Government Income Fund Shareholders.

         3. In accordance with Section 1032 of the Code, no gain or loss will be recognized by Global Income Fund upon the receipt of the assets of Global Government Income Fund in exchange for Global Income Fund Shares issued directly to Global Government Income Fund Shareholders in the Reorganization.

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AIM Investment Funds
AIM International Funds, Inc.
June 12, 2000
Page 3


         4. In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by any Global Government Income Fund Shareholder to the extent such Shareholder receives Global Income Fund Shares in exchange for Global Government Income Fund Shares.

                  5. In accordance with Section 362(b) of the Code, the basis to Global Income Fund of the assets of Global Government Income Fund acquired in connection with the Reorganization will be the same as the basis of such assets in the hands of Global Government Income Fund immediately prior to the Effective Time.

         6. In accordance with Section 358(a) of the Code, the basis of Global Income Fund Shares received by a Global Government Income Fund Shareholder in connection with the Reorganization will, in the aggregate, be the same as the basis, in the aggregate, of Global Government Income Fund Shares surrendered by such Shareholder in exchange therefor.

         7. In accordance with Section 1223(2) of the Code, the holding period of the assets received by Global Income Fund in the Reorganization will be determined by including the period for which such assets were held by Global Government Income Fund.

         8. In accordance with Section 1223(1) of the Code, the holding period of Global Income Fund Shares by a Global Government Income Fund Shareholder in the Reorganization will be determined by including such Shareholder's holding period for Global Government Income Fund Shares exchanged therefor, provided that such Global Government Income Fund Shares were held by such Shareholder as capital assets.

         We express no opinion as to the tax consequences of the Reorganization except as expressly set forth above, or as to any transaction except the Reorganization. We also note that certain Global Government Income Fund Shareholders may be subject to special rules because of their particular federal income tax status and that the tax consequences of the Reorganization to such Shareholders may accordingly differ from the ones of general application that are described above. This opinion is intended to satisfy the mutual condition precedent to the Reorganization set forth in Section 6.2(f) of the Agreement, is being furnished to you solely for that purpose, and may not be relied upon by any other person without our express written consent.

         Our opinion is based upon the Code, Treasury regulations (proposed, temporary and final) promulgated thereunder, judicial decisions, interpretative rulings of the Internal Revenue Service and such other authorities as we have considered relevant, all as in effect on the date hereof. All such legal authorities are subject to change, either prospectively or retroactively. We are not undertaking hereby any obligation to advise you of any changes in the applicable law subsequent to the date hereof, even if such changes materially affect the tax consequences of the Reorganization that are set forth above.

         If any of the facts, assumptions or representations on which our opinion is based is incorrect, we expect you to advise us so that we may consider the effect, if any, on our opinion.

AIM Investment Funds
AIM International Funds, Inc.
June 12, 2000
Page 4


         Our opinion has no binding effect on the Internal Revenue Service or the courts of any jurisdiction. No assurance can accordingly be given that, if the matter were contested, a court would agree with the legal conclusions set forth above.

                                      Sincerely,


                                      /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP